Exhibit 99.1

Tower Group International, Ltd. Announces Reserve Strengthening and Goodwill Impairment

Announces Review of a Range of Strategic Options

HAMILTON, Bermuda--(BUSINESS WIRE)--October 7, 2013--Tower Group International, Ltd. (NASDAQ:TWGP) announced today that it has completed, with the assistance of its independent actuarial consultants, a comprehensive review of the Company's loss reserves as of June 30, 2013. As a result of the review, the Company expects to strengthen loss reserves by approximately $365 million (approximately $185 million of which was attributable to its U.S. Insurance subsidiaries), primarily for accident years 2009 through 2011 in commercial insurance lines of business, including workers’ compensation, commercial multi-peril, commercial auto and other liability lines. The reserve strengthening reflects adverse loss emergence, coupled with changes in judgment, including actuarial factors.

Since 2010, Tower has been shifting its business mix, significantly de-emphasizing the lines that contributed to the reserve strengthening and modifying its book of commercial lines business.

In addition, Tower expects to report a non-cash goodwill impairment charge of approximately $215 million for the second quarter of 2013, representing all goodwill associated with its commercial and specialty and reinsurance segments. Tower is completing its evaluation of other intangible assets associated with its commercial and specialty and reinsurance segments, as well as the goodwill associated with its personal lines segment.

Tower’s U.S. insurance subsidiaries continue to maintain risk based capital levels in excess of those required by their respective domiciliary states.

The Company expects to announce its full results for the second quarter promptly upon the conclusion of management’s evaluation of the results.

Tower also announced that the Company’s Board of Directors is reviewing a range of strategic options with its lead financial advisor, JP Morgan Securities LLC.

About Tower Group International, Ltd.

Tower Group International, Ltd. is a Bermuda-based global diversified insurance and reinsurance holding company and is listed on the NASDAQ Global Select Market under the symbol TWGP. Through our insurance and reinsurance subsidiaries in the U.S. and Bermuda, collectively referred to as Tower Group Companies, we deliver a broad range of commercial, personal and specialty insurance products and services in the U.S. and specialty reinsurance products globally through our distribution and underwriting partners. For more information, visit Tower's website at http://www.twrgrpintl.com.

Cautionary Note Regarding Forward-Looking Statements

The Private Securities Litigation Reform Act of 1995 provides a "safe harbor" for forward-looking statements. This press release and any other written or oral statements made by or on behalf of Tower may include forward-looking statements that reflect Tower's current views with respect to future events and financial performance. All statements other than statements of historical fact included in this press release are forward-looking statements. Forward-looking statements can generally be identified by the use of forward-looking terminology such as "may," "can," "could," "will," "plan," "expect," "project," "intend," "estimate," "anticipate," "believe" and "continue" or their negative or variations or similar terminology. All forward-looking statements address matters that involve risks and uncertainties. Accordingly, there are or will be important factors that could cause the actual results of Tower to differ materially from those indicated in these statements. Please refer to Tower's filings with the SEC, including among others Tower's Annual Report on Form 10-K for the year ended December 31, 2012 and subsequent filings on Form 10-Q, for a description of the important factors that could cause the actual results of Tower to differ materially from those indicated in these statements. Forward-looking statements speak only as of the date on which they are made, and Tower undertakes no obligation to update publicly or revise any forward-looking statement, whether as a result of new information, future developments or otherwise.

CONTACT:
Investors:
Tower Group International, Ltd.
Bernie Kilkelly, 212-655-8943
Managing Vice President, Investor Relations
bkilkelly@twrgrp.com
or
Media:
Sard Verbinnen & Co
Jamie Tully/David Millar, 212-687-8080